EXHIBIT 10.32

                       DTI HOLDINGS, INC.
                     2001 STOCK OPTION PLAN

                            SECTION 1
                          INTRODUCTION

1.1 ESTABLISHMENT. DTI Holdings, Inc., a corporation organized and existing under the laws of the state of Missouri (the
        "Company") hereby establishes the DTI Holdings, Inc. 2001 Stock Option Plan (the "Plan") for certain eligible employees and non-employee directors of the Company and its majority-owned subsidiaries.

1.2 PURPOSE. The purpose of this Plan is to encourage employees and non-employee directors of the Company and its affiliates and subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Company. The Plan is also designed to assist the Company in attracting and retaining employees and non-employee directors by providing them with the opportunity to participate in the success and profitability of the Company.

                            SECTION 2
                           DEFINITIONS

2.1     The following terms shall have the meanings set forth below.

        (a) "1933 ACT" means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

        (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

(c) "BENEFICIARY" means the person, persons, trust or trusts which have been designated by an Option Holder in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Option Holder, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)     "BOARD" means the Board of Directors of the Company.

(e)     "CHANGE IN CONTROL" means the first to occur of the following events:

        (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the Beneficial Owner (within the


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             meaning set forth in Rule 13d-3 under the 1934 Act),
             directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph
             (iii) of this Section 2.1(e); or

        (ii) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Company's shareholders, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

       (iii) There is consummated a merger or
             consolidation of the Company or any Subsidiary with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
             (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

        (iv) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by

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             shareholders of the Company in substantially the
             same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Company's common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company's assets immediately following such transaction or series of transactions.

(f) "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

(g)     "COMMITTEE" means (i) the Board, or (ii) the Compensation
        Committee to whom the Board has delegated all or part of its authority under this Plan.

(h) "COMPANY" means DTI Holdings, Inc., a Missouri corporation, and its subsidiaries (within the meaning of Section 424(f) of the Code) or any successor corporation.

(i) "COVERED EMPLOYEE" means an individual that meets the definition of covered employee under Section 162(m) of the Code, or any successor provision thereto.

(j) "DATE OF GRANT" means, with respect to any Option, the date as of which such Option is granted under the Plan.

(k) "DISABILITY" OR "DISABLED" means an individual treated as permanently and totally disabled within the meaning of Section 22(e) of the Code, except that, with respect to Nonqualified Stock Options, Disability or Disabled may, subject to the discretion of the Committee, mean qualifying for and receiving payments under a disability pay plan of the Company.

(l)     "EFFECTIVE DATE" means March 30, 2001.

(m)     "ELIGIBLE EMPLOYEES" means full-time key employees
        (including, without limitations, officers and directors who are also employees) of the Company, or of the Company's majority-owned subsidiaries, upon whose judgment, initiative and efforts the Company is, or will be, important to the successful conduct of its business.

(n) "FAIR MARKET VALUE" means, as of any date, the value of the Stock determined in good faith, from time to time, by the Committee in its sole discretion and the Committee may adopt such formulas as in its opinion shall reflect the true fair market value of such stock from time to time and may rely on such independent advice with respect to such fair market value as the Committee shall deem appropriate. In the event that the Shares of the Company are traded on a national securities exchange and, unless otherwise determined by the Committee in good faith, the Fair Market Value of Stock as of any given date shall mean the per share value of Stock as determined using the mean between the high and low selling prices of such Stock on the immediately preceding date (or, if such stock market was not open on that day, the next preceding day that such market is open for

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        trading and the Stock is traded) as reported for such date in
        THE WALL STREET JOURNAL.


(o) "INCENTIVE STOCK OPTION" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor provisions thereto.

(p)     "NONQUALIFIED STOCK OPTION" means any Option to purchase
        Shares that is not an Incentive Stock Option.

(q) "OPTION" means a right to purchase Stock at a specified or determinable price for a specified period of time. Such definition includes both Nonqualified Stock Options and Incentive Stock Options.

(r) "OPTION AGREEMENT" means a written agreement or instrument between the Company and an Option Holder evidencing an Option.

(s) "OPTION HOLDER" means a Participant or a Beneficiary who is in possession of an Option Agreement representing an Option that has been granted to such individual and has not expired, been canceled or terminated.

(t) "OPTION PRICE" means the price at which Shares subject to an Option may be purchased, determined in accordance with Section 6.2(b).

(u) "PARTICIPANT" means (i) with respect to an Incentive Stock Option, an employee of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan; and (ii) with respect to a Nonqualified Stock Option, an employee or non-employee director of the Company designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

(v) "PLAN" means the DTI Holdings, Inc. 2001 Stock Option Plan, as set forth in this instrument and as hereafter amended from time to time.

(w) "PLAN YEAR" means each 12-month period beginning January 1 and ending the following December 31, except that for the first year of the Plan it shall begin on the Effective Date and extend to December 31 of that year.

(x)     "RULE 16B-3" means Rule 16b-3 promulgated under the 1934
        Act, and any future regulation amending, supplementing, or superseding such regulation.

(y) "SECTION 16 PERSON" means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

(z)     "SHARE" means a share of Stock.

(aa) "STOCK" means authorized and issued or unissued common stock of the Company, at such par value as may be established from time to time.

2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

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                           SECTION 3
                       PLAN ADMINISTRATION

3.1 AUTHORITY OF COMMITTEE. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) select the employees and non-employee directors to whom Options may from time to time be granted hereunder; (ii) determine the type or types of Options to be granted to eligible employees and non-employee directors;
        (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Options; (iv) determine the terms and conditions of any Option; (v) determine whether, and to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other securities, or other property,
        (vi) determine whether, and to what extent, and under what circumstance Options may be canceled, forfeited, or suspended and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other property, and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) correct any defect, supply an omission, reconcile any inconsistency and otherwise interpret and administer the Plan and any instrument or Option Agreement relating to the Plan or any Option hereunder; (ix) modify and amend the Plan, establish, amend, suspend, or waive such rules, regulations and procedures of the Plan, and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

3.2 DETERMINATION UNDER THE PLAN. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Participant, any Option Holder, and any shareholder. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

                            SECTION 4
                    STOCK SUBJECT TO THE PLAN

4.1     NUMBER OF SHARES.  Subject to adjustment as provided in
        Section 4.3, no more than six million (6,000,000) Shares are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The Shares may be divided among the grants for Incentive Stock Options and Nonqualified

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        Stock Options as the Committee shall determine.
        Shares that are subject to an underlying Option or that are issued pursuant to the exercise of an Option shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 UNUSED AND FORFEITED STOCK. Any Shares that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any Shares that are subject to an Option that expires or is terminated for any reason, any Shares that are used for full or partial payment of the purchase price of Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to
        Section 12.2 shall automatically become available for use under the Plan. Notwithstanding the foregoing, any Shares used for full or partial payment of the purchase price of the Shares with respect to which an Option is exercised and any Shares retained by the Company pursuant to Section 12.2 that were originally Incentive Stock Option Shares must still be considered as having been granted for purposes of determining whether the Share limitation provided for in Section 4.1 has been reached for purposes of Incentive Stock Option grants.

4.3     ADJUSTMENTS FOR STOCK SPLIT, STOCK DIVIDEND, ETC.  If the
        Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of (i) the Shares as to which Options may be granted under the Plan, and
        (ii) the Shares then included in each outstanding Option granted hereunder, shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and non assessable at the time of such occurrence.

4.4 GENERAL ADJUSTMENT RULES. If any adjustment or substitution provided for in this Section 4 shall result in the creation of a fractional Share under any Option, such fractional Share shall be rounded to the nearest whole Share and fractional Shares shall not be issued. In the case of any such substitution or adjustment affecting an Option, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed.

4.5     DETERMINATION BY COMMITTEE, ETC.  Adjustments under this
        Section 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all persons.

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                            SECTION 5
                          PARTICIPATION

5.1 Participants in the Plan shall be those key employees and non-employee directors, who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in the automatic receipt of any other Option, and written notice shall be given to such person, specifying the terms, conditions, right and duties related thereto. Each Participant shall enter into an Option Agreement(s) with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Unless otherwise explicitly stated in the Option Agreement, Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement(s) with the Participant. Unless explicitly provided for in a particular Option Agreement that the terms of the Plan are being superseded, in the event of any inconsistency between the provisions of the Plan and any such Option Agreement(s) entered into hereunder, the provisions of the Plan shall govern.

                            SECTION 6
                          STOCK OPTIONS

6.1 GRANT OF OPTIONS. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option; provided, however, that, subject in all cases to Section 4.5 of this Plan, the number of Shares that shall be available for issuance under Incentive Stock Options granted under the Plan to any individual in a calendar
        year is limited to 75,000 Shares.   The Committee may grant both
        an Incentive Stock Option and a Nonqualified Stock Option to the same Participant at the same time or at different times. Incentive Stock Options and Nonqualified Stock Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised.

6.2 OPTION AGREEMENTS. Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall be entered into by the Company and the Option Holder to whom the Option is granted, and which shall contain the following terms and conditions, as well as such other terms and conditions not inconsistent therewith, as the Committee may consider appropriate in each case.

        (a) NUMBER OF SHARES. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated

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                as Incentive Stock Options are exercisable for the first time by any Option Holder during any year exceeds $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422(d) of the Code, or any successor provision, such Options shall be treated as not being Incentive Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For the purposes of the foregoing, the Fair Market Value of any Share shall be determined as of the time the Option with respect to such Share is granted. In the event the foregoing results in a portion of an Option designated as an Incentive Stock Option exceeding the $100,000 limitation, only such excess shall be treated as not being an Incentive Stock Option.

        (b) PRICE. The price at which each Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the Option Price for each Share covered by an Incentive Stock Option be less than the Fair Market Value of the Stock on the date the Option is granted, as determined by the Committee; provided, however, that the Option Price for each Share covered by a Nonqualified Stock Option may be granted at any price less than Fair Market Value, in the sole discretion of the Committee; and provided further that the Option Price for each Share covered by an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the Fair Market Value of the Stock subject to the Incentive Stock Option on the date the Option is granted.

        (c) DURATION OF OPTIONS. Each Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Eligible Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must expire not more than five years from the date such an Option is granted. Each Option Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall vest. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and or no further force or effect.

        (d) TERMINATION OF SERVICE, DEATH, DISABILITY, ETC. Except as otherwise determined by the Committee, or unless provided otherwise in the Option Agreement, the following rules shall govern with respect to the exercise of the Option upon an Option Holder ceasing to be an employee or a non-employee director or on the death or Disability of the Option Holder. In each of the following scenarios, to the extent the Option Holder or the Option Holder's Beneficiaries desire to obtain the tax favorable benefits associated with Incentive Stock Options, if any, held by such individual(s), the Option must be exercised within three months from ceasing to be an employee or a non-employee director in the case of retirement, or

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                within twelve months from ceasing to be an employee or
                non-employee director in the case of Disability:

                  (i) If the Option Holder ceases to be an employee or is removed from the Board within the Option Period for cause, as determined by the Company, or because of the Option Holder's voluntary termination of employment with the Company or voluntary resignation from the Board, the Option shall thereafter be void for all purposes upon such Option Holder's cessation from employment or removal/resignation as a director.
                       As used in this Section 6.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.
                       The effect of this Section 6.2(d)(i) shall be limited to determining the conditions under which an option may be rendered null and void, and nothing in this Section 6.2(d)(i) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee's or director's relationship with the Company.

                 (ii) If the Option Holder ceases to be an employee or a director in a manner determined by the Committee or Board, in its sole discretion, to constitute retirement, the Option may be exercised by the Option Holder, or in the case of the Option Holder's death, by the Beneficiaries specified in clause (iii) of this Section 6.2(d), within twelve months following the Option Holder's retirement (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceases to be an employee or a director.

                (iii) If the Option Holder dies (A) while he or she is an employee or a director, (B) within the three-month period referred to in clause (v) below, or (C) within the twelve-month period referred to in clause (ii) above, the Option may be exercised by those Beneficiaries entitled to do so within twelve months following the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's death or at such time as the Option Holder ceased to be an employee or a director, whichever is earlier.

                (iv) If the Option Holder becomes Disabled while an employee or a director or within the twelve month period following his or her retirement as provided in clause
                       (ii) above, Stock Options held by the Option Holder may be exercised by the Option Holder within twelve months following the date of the Option Holder's Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date the Option Holder ceased to be an employee or a director.

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                (v)    If the Option Holder ceases to be an employee or is
                       removed from the Board within the Option Period for any reason other than cause, voluntary resignation, retirement as provided in clause (ii) above, Disability as provided in clause (iv) above or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such cessation or removal (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date that the Option Holder ceases to be an employee or is removed from the Board.

        (e) TRANSFERABILITY. Except as otherwise determined by the Committee, Options shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution; each Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative; and Shares issuable pursuant to any Option shall be delivered only to or for the account of the Option Holder, or in the event of Disability or incapacity, by his or her guardian or legal representative.

(f)     EXERCISE, PAYMENTS, ETC.

        (i) Each Option Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company of written notice specifying the number of Shares with respect to which such Option is exercised (which must be in a minimum amount of Ten
                (10) Shares) and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of Shares with respect to which the Option is being exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company.
                The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If certificates representing the Stock are used to pay all or part of the Option Price, separate certificates for the same number of shares of Stock shall be issued by the Company and delivered to the Option Holder representing each certificate used to pay the Option Price, and an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

        (ii) The exercise price shall be paid by any of the following methods:

                A.   Cash or Certified bank check; or

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

                B. With the consent of the Committee, a promissory note (recourse only) bearing interest at such rate and payable upon such terms as may be prescribed by the Committee, secured by the Shares to be acquired upon exercise of the Option. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                C. By delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Option Holder for such minimum period of time as may be established from time to time by the Committee; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the Option Price. In lieu of actually surrendering to the Company the stock certificates representing the number of Shares then owned by the Option Holder, the Committee may, in its discretion permit the Option Holder to submit to the Company a statement affirming ownership by the Option Holder of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Option Holder as payment of the exercise price; or

                D. Any combination of the consideration provided in the foregoing subsections (A), (B) and (C).

        (iii) In the discretion of the Committee, the Company may guaranty a third-party loan obtained by the Option Holder to pay part or all of the Option Price of the Shares provided that such loan or the Company's guaranty is secured by the Shares.

(g) DATE OF GRANT. Unless otherwise specifically specified in the Option Agreement, an option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

(h)     WITHHOLDING.

        (A) NONQUALIFIED STOCK OPTIONS. Each Option Agreement covering Nonqualified Stock Options shall provide that, upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the minimum amount of additional withholding required by applicable federal and state income tax and payroll tax laws,

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

                including payment of such taxes through delivery of Stock or by withholding Stock to be issued under the Option, as provided in Section 12.

        (B) INCENTIVE STOCK OPTIONS. In the event that an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Stock Option prior to the later of (i) the expiration of two years from the date on which the Incentive Stock Option was granted or (ii) the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office (Attention: Corporate Secretary) of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition, and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the minimum amount of additional withholding, if any, required by applicable Federal and state income tax and payroll tax laws.

        (i) ADJUSTMENT OF OPTIONS. Subject to the limitations contained in Sections 6 and 11, the Committee may make any adjustment in the Option Price, the number of shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Option Holder to previously granted Options without the consent of such Option Holder. If such action is affected by the amendment, the effective date of such amendment shall be the date of the original grant.

6.3 REQUIRED SETTLEMENT IN CASH. If in the event that the issuance of Shares pursuant to the exercise of an Option (a) would cause the Company to cease to be a member of the affiliated group, within the meaning of 1504(a)(2) of the Code, which includes KLT Telecom, Inc. (or its successor) ("KLT"), or (b) would cause a Change in Control, as defined in clause (e)(i) of such definition as contained in that certain Indenture dated as of February 23, 1998 between the Company as issuer and The Bank of New York as Trustee, as the same may be amended or supplemented from time to time, then an Option Holder shall not be allowed to exercise any such Option and no such issuance of Shares shall be made. If the Option Holder is prohibited from exercising such Option, the Company shall make a cash payment equal to the excess of the fair market value (as determined by the Committee) of the Shares to be issued upon exercise of the Option over the exercise price for such Option Shares.

6.4 SHAREHOLDER PRIVILEGES. No Option Holder shall have any rights as a shareholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such

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

        Option Holder becomes the holder of record of such Stock, except as provided in Section 4.

                            SECTION 7
        REORGANIZATION, CHANGE IN CONTROL OR LIQUIDATION

7.1 GENERAL. Except as otherwise provided in any Option Agreement or other agreement approved by the Committee to which the Company and the Option Holder is a party, in the event that the Company undergoes a Change in Control, each Option, if the employment of an Option Holder is terminated by the Company immediately following such Change of Control, for other than documented performance reasons as described in the Company's written disciplinary policies, held by an Option Holder shall without regard to any vesting schedule or other restriction, automatically become fully exercisable as of the date of such termination. In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Options granted hereunder. The Committee may provide that Options granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options will expire. Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital, shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

7.2 STOCK OPTIONS. By way of illustration, and not by way of limitation, in the event of a Change in Control or in the event of a corporate merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation in which the Company is a party to and in which a Change in Control does not occur, the Committee may, without obtaining shareholder approval (A) provide for the complete or partial acceleration of any time periods relating to the exercise of any outstanding Option so that such Option may be exercised in full on or before the date such Option would otherwise have been exercisable; (B) in all such events other than a liquidation, cause any Option then outstanding to be assumed by the surviving corporation in such corporate transaction; (C) require the mandatory surrender to the Company by any Option Holder of some (in all such events other than a liquidation) or all of the outstanding Options held by an Option Holder (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date specified by the Company or the surviving corporation, in which event the Company or the surviving corporation shall thereupon cancel such Options and pay to each Option Holder an amount of cash per share equal to the amount that could have been attained upon the exercise of such Option or realization of the Option Holder's

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

        rights had such Option been currently exercisable or payable to the extent that such cash is available for distribution to Option Holders after payment of all debt and senior securities of the Company (including the payment of $1 for any and all Options which are underwater); (D) in all such events other than a liquidation, require the substitution of a new Option for some or all of the outstanding Options held by an Option Holder (irrespective of whether such Options are then exercisable under the provisions of the Plan) provided that any replacement or substituted Option shall be equivalent in economic value to the Option Holder; or (E) in all such events other than a liquidation, make such adjustment to any such Option then outstanding as the Company deems appropriate to reflect such merger, consolidation, major acquisition of property for stock, separation, reorganization or liquidation.

                            SECTION 8
                RIGHTS OF EMPLOYEES; PARTICIPANTS

8.1 EMPLOYMENT. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her services as an employee or interfere in any way with the right of the Company, subject to the terms of any separate employment or consulting agreement to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Participant's services as an employee shall be determined by the Committee at the time.

8.2     NONTRANSFERABILITY.  No right or interest of any Option
        Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of an Option Holder's death, an Option Holder's rights and interests in all Options shall, to the extent provided in Section 6, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Option Holder's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of a mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator, or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status. "Transfers" for purposes of this Section 8 shall not be deemed to include transfers to the Company or "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the authorization of the Committee.

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

                            SECTION 9
                      GENERAL RESTRICTIONS

9.1 INVESTMENT REPRESENTATIONS. The Company may require any person to whom an Option is granted, as a condition of exercising such Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock.

9.2 COMPLIANCE WITH SECURITIES LAWS. Each Option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

9.3 STOCK RESTRICTION/SHAREHOLDER'S AGREEMENT. The Committee may, in its sole and absolute discretion, provide that Shares issuable upon the exercise of an Option, shall be subject to a shareholder's agreement, or other such type of agreement, whereby the Company has a right to subject such Shares to restrictions including, but not limited to, a right of first refusal with respect to such Shares or a right or obligation to repurchase all or a portion of such Shares. The Committee may require that such restrictions, if any, survive a Participant's cessation or termination as an employee of the Company.

                           SECTION 10
                     OTHER EMPLOYEE BENEFITS

10.1 The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option shall not constitute "earnings" with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance, salary continuation plan or other employee benefits.

                           SECTION 11
          PLAN AMENDMENT, MODIFICATION AND TERMINATION

11.1 The Board may at any time terminate, and from time to time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options theretofore granted under the Plan, without the consent of the Option
        Holder holding such Options.

                           SECTION 12
                           WITHHOLDING

12.1 WITHHOLDING REQUIREMENT. The Company's obligations to deliver Shares upon the exercise of an Option shall be subject to the Option Holder's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

12.2 WITHHOLDING WITH STOCK. At the time the Committee grants an Option, it may, in its sole discretion, grant the Option Holder an election to pay all required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Option Holder, Shares (which have been held by the Option Holder for more than six (6) months in the case of a transfer of currently owned shares) having a value equal to the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Option Holder.
        All elections shall be subject to the approval or disapproval of the Committee. The value of Shares to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"), as determined by the Committee. Any such elections by Option Holders to have Shares withheld for this purpose will be subject to the following restrictions:

        (a)     All elections must be made prior to the Tax Date;
        (b)     All elections shall be irrevocable; and
        (c) If the Option Holder is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Option Holder must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                           SECTION 13
                    SECTION 162(m) PROVISIONS

13.1 LIMITATIONS. Notwithstanding any other provision of this Plan, if the Committee determines at the time any Option is granted to a Option Holder that such Option Holder is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Option, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Option.

13.2    PERFORMANCE GOALS.  If an Option is subject to this Section
        13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which may include, but is not limited to, the attainment of one or any combination of the following: specified levels of earnings per

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

        share from continuing operations, operating income, revenue levels, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company for or within which the Participant is primarily employed. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

13.3 ADJUSTMENTS. Notwithstanding any provision of the Plan other than Section 8, with respect to any Option that is subject to this Section 13, the Committee may not adjust upwards the amount payable pursuant to such Option, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Option Holder.

13.4 OTHER RESTRICTIONS. The Committee shall have the power to impose such other restrictions on Options subject to this Section 13 as it may deem necessary or appropriate to insure that such Options satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

                           SECTION 14
                     BROKERAGE ARRANGEMENTS

14.1 The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options, including, without limitation, arrangements for the simultaneous exercise of Options and sale of the Shares acquired upon such exercise.

                           SECTION 15
                   NONEXCLUSIVITY OF THE PLAN

15.1 Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, non-employee directors or consultants generally, or to any class or group of employees or consultants, which the Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term inventive plans.

                           SECTION 16
                       REQUIREMENTS OF LAW

16.1 REQUIREMENTS OF LAW. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

16.2 RULE 16B-3. Transactions under the Plan and to the extent even applicable, within the scope of Rule 16b-3 are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3; provided, however, that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

16.3 GOVERNING LAW. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

                           SECTION 17
                      DURATION OF THE PLAN

17.1 No Option shall be granted under the Plan after ten years from the Effective Date; provided, however, that any Option theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option shall, extend beyond such date.

Dated:  March 30, 2001
                              DTI HOLDINGS, INC.

                              By:/S/ R. G. WASSON
                              R. G. Wasson, Chairman of the Board